EXHIBIT 10.1

AMENDMENT NUMBER 1 TO THE
THE MCCLATCHY COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The McClatchy Company Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009 (the “Plan”), is hereby amended as follows, effective February 4, 2009:

1.	Article 1 of the Plan is hereby amended by adding the following paragraph to the end of the provision:

The Plan has been amended effective February 4, 2009 to freeze all benefit accruals at their value on February 4, 2009. No benefits shall accrue to any party on or after February 5, 2009.

2.	Section 12.3 of the Plan is hereby amended by adding the following sentence to the end of the provision:

Notwithstanding the foregoing, for any Accrued Benefit commencing payment on or after February 5, 2009, only monthly Earnings received prior to February 5, 2009 will be used in calculating the Average Monthly Earnings, which is used to calculate the Accrued Benefit, the Early Retirement Benefit, and the Deferred Retirement Benefit.

3.	Section 12.31 of the Plan is hereby amended by adding the following sentence to the end of the provision:

Notwithstanding the foregoing, all Years of Benefit Service earned as of February 4, 2009 will be frozen and no additional Years of Benefit Service will be earned after February 4, 2009.

IN WITNESS WHEREOF, as evidence of its adoption of this Amendment Number 1 to The McClatchy Company Supplemental Executive Retirement Plan, The McClatchy Company has caused this instrument to be signed by a duly-appointed officer this 9th day of February, 2009.

THE McCLATCHY COMPANY

By:  /s/Heather Fagundes
Name: Heather Fagundes
Title:   Vice President, Human Resources